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EXHIBIT 21.1

Subsidiaries of Euramax International, Inc.

Company	Beneficial Owner
Amerimax UK, Inc.	Euramax International Holdings Limited
Amerimax Fabricated Products, Inc.	Euramax International, Inc.
Amerimax Home Products, Inc.	Amerimax Fabricated Products, Inc.
Amerimax Diversified Products, Inc.	Amerimax Home Products, Inc.
Amerimax Building Products, Inc.	Amerimax Fabricated Products, Inc.
Amerimax Coated Products, Inc.	Amerimax Building Products, Inc.
Amerimax Laminated Products, Inc.	Amerimax Building Products, Inc.
Amerimax Richmond Company, Inc.	Amerimax Fabricated Products, Inc.
Amerimax Finance Company, Inc.	Amerimax Fabricated Products, Inc.
Amerimax Pennsylvania, Inc.	Amerimax Fabricated Products, Inc.
Fabral Holdings, Inc.	Amerimax Fabricated Products, Inc.
Fabral, Inc.	Fabral Holdings, Inc.
Euramax European Holdings Limited	Euramax International Limited
Euramax Europe Limited	Euramax European Holdings Limited
Euramax Holdings Limited	Euramax Europe Limited
Euramax Coated Products Limited	Euramax Holdings Limited
Ellbee Limited	Euramax Holdings Limited
Euramax European Holdings B.V.	Euramax Continental Limited
Euramax Netherlands B.V.	Euramax European Holdings B.V.
Euramax Europe B.V.	Euramax Netherlands B.V.
Euramax Coated Products B.V.	Euramax Europe B.V.
Euramax Industries S.A.	Euramax European Holdings B.V./ Euramax International Limited
Euramax Continental Limited	Euramax International Limited
Euramax International Limited	Euramax International Holdings Limited
Euramax International Holdings Limited	Euramax International, Inc.
Euramax International Holdings B.V.	Euramax International, Inc.

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  EXHIBIT 21.1
Subsidiaries of Euramax International, Inc.